Exhibit 99.1

RadiSys Announces Third Quarter 2009 Results

  Revenue of $70.4 million
  GAAP Gross Margin of 29.4% up 2.8 percentage points year-over-year
  Non-GAAP Gross Margin of 32.1% up 1.4 percentage points year-over-year
  Operating Cash Flow of $2.3 million

HILLSBORO, Ore.--(BUSINESS WIRE)--October 27, 2009--RadiSys® Corporation (NASDAQ:RSYS), a leading global provider of advanced embedded solutions, announced revenues of $70.4 million for the quarter ended September 30, 2009, down 29.7% versus the same quarter last year. The Company’s GAAP net loss was $0.8 million or $0.04 per share in the third quarter, versus a net loss of $0.5 million or $0.02 per share in the same quarter last year. Third quarter non-GAAP net income was $3.5 million or $0.13 per diluted share, versus net income of $5.5 million or $0.21 per diluted share in the same quarter last year. Non-GAAP results in the third quarter exclude the impact of restructuring charges, amortization of acquired intangible assets and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on the third quarter results, Scott Grout, RadiSys President and CEO stated, “Revenues were in line with our projections, and we delivered better than expected gross margins, earnings, and cash flow in the third quarter as a result of continued cost improvements in our operations. In addition, we had another strong design win quarter with several notable awards including a win with a new North American Tier 1 customer that plans to use our ATCA platform for their Wireless Messaging application, and a win with a China based Tier 1 customer that plans to use our media server in a new Video Gateway application. Within our operations and engineering organizations, we are making very good progress on the previously announced initiatives to increase our operational efficiency and global capabilities that will expand our operating margins over time.”

Third Quarter Financial Highlights

  Revenue was $70.4 million, down 29.7% from the same quarter in the prior year, which was the Company’s record revenue quarter. As anticipated, the Company’s traditional wireless and commercial businesses were down from the prior year due to general market softness.
  GAAP gross margin was 29.4%, up 2.8 percentage points year-over-year. Non-GAAP gross margin was 32.1%, up 1.4 percentage points year-over-year, mainly due to favorable product mix as well as improved manufacturing and operational costs.
  Total GAAP R&D and SG&A expenses were $21.0 million, down $3.7 million or 14.9% from the same quarter last year and $0.8 million from the prior quarter. Non-GAAP R&D and SG&A expenses were $19.3 million, down $3.3 million or 14.4% from the same quarter last year and down $0.8 million from the prior quarter.

  GAAP operating loss was $1.1 million. Non-GAAP operating income was $3.4 million or 4.8% of revenue.
  Cash flow from operating activities was $2.3 million and cash and cash equivalents were $92.1 million at the end of the third quarter.

Third Quarter New Product Highlights

The Company had another strong design win quarter with continued growth in higher margin, next-generation product wins:

  Media Server Product Highlights:
-	In the third quarter, the Company was awarded a key new design win with an existing Tier 1 customer in China. This award was for an integrated media processing platform that will be used by Mobile Service Providers to deliver advanced 3G Video Services.

-	In September, the Company announced the addition of new 3G features for its Media Server product family enabling two-way interactive mobile video. RadiSys Media Servers offer a broad range of IP video processing features for Video Telephony applications including Mobile Video Conferencing, Video Ringback Tones, Video Mail and Interactive Voice and Video Response (IVVR). With the addition of new media processing capabilities, the RadiSys Media Servers now support a service provider’s 3G video processing needs with one common VoIP infrastructure.
  ATCA Product Highlights:
-	The Company announced a new ATCA 4.0 initiative in October. ATCA 4.0 is the Company’s fourth generation of AdvancedTCA (ATCA) products that are designed to support emerging high bandwidth communications applications. A first in the marketplace, this fully integrated platform features the latest technology in the industry, incorporating a 10/40G backplane and switching capability. As Telecom Equipment Manufacturers (TEMs) focus on building products for high bandwidth mobile networks, including 4G and Broadband, the RadiSys ATCA 4.0 platform will provide customers with the latest advances in switching, power and cooling required for these demanding new applications.

-	The Company also announced that it is partnering with Aricent and 6WIND to deliver application-ready platforms for the Long Term Evolution (LTE) Evolved Packet Core (EPC). Through this collaboration, the Company can deliver its market-proven ATCA platform, a comprehensive LTE signaling stack and efficient data path software in one integrated solution that lowers development risk for TEMs and reduces time-to-market by as much as 18 months.

-	The Company was awarded new ATCA business in Messaging, Deep Packet Inspection (DPI) Security Gateways, VoIP Probe, Session Border Controller (SBC) and Unmanned Aerial Vehicles (UAV). Specifically, the Messaging win was of notable size with a new Tier 1 TEM for RadiSys in North America. The UAV win is for a new customer’s Universal Ground Control Station used for Unmanned Aerial Reconnaissance drones.

-	The Company’s ATCA 4500 10 Gigabit compute processing module was production released in the second quarter and deployed in customer trial networks in the third quarter. This product is ideal for control plane and server functions for LTE wireless infrastructure, DPI, IPTV, IP Multimedia Subsystems and defense applications.
  Commercial Product Highlights:
-	The Company was awarded a sizable new COM Express win by a leading enterprise server provider in North America for a network switching application. The Company also won new COM Express business in the third quarter in a wide variety of applications including Military, Session Border Controller and Touch Panel Home Automation systems. Further, the Company also won new rack mount server Medical Imaging business with an existing Tier 1 Medical customer.

Fourth Quarter 2009 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to update these forward-looking statements.

  Q4 revenue is projected to be between $72 and $78 million and is expected to increase sequentially from the third quarter due to increased demand for the Company’s next-generation communications products.
  Q4 GAAP and non-GAAP gross margin percentages are expected to be around the same level as the third quarter’s gross margin rate at the midpoint of the guidance range.
  Q4 GAAP and non-GAAP total R&D and SG&A expenses are expected to be up by approximately $0.9 million sequentially at the midpoint of the guidance due to compensation related costs and the timing of project spending.
  Q4 GAAP results are expected to be between a net loss of $0.07 per share and net income $0.01 per diluted share. Q4 non-GAAP EPS is expected to be between $0.10 and $0.16. Both GAAP and non-GAAP expectations assume an effective tax rate of 10%.

In closing, Scott Grout stated, “I continue to be pleased with the level of new awards and deployments we are seeing for our next-generation products. This year we gained entry into several new strategic Tier 1 accounts, grew our revenues and design wins in Asia and are continuing to gain market share on our next-generation communications products. I am also excited about our new product announcements in our ATCA and Media Server businesses. At the same time we continue to make substantial enhancements to our operational and financial models, and I believe we are in a great position to leverage these enhancements with our market leadership position and new product developments.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, October 27, 2009 at 5:00 p.m. ET to discuss the third quarter results, and to review the financial and business outlook for the fourth quarter of 2009.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 35015561. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, November 10, 2009. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 35015561. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook and guidance for the fourth quarter of 2009. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the current economic uncertainty and turmoil within the global financial markets, and (d) other factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of October 27, 2009. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) a deferred tax asset valuation charge, and (e) a Canadian deferred tax foreign exchange benefit. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ:RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps original equipment manufacturers, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys® is a registered trademark of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (II)	2009	2008 (II)
Revenues	$70,448	$100,258	$226,145	$283,916
Cost of sales:
Cost of sales	48,086	69,652	152,192	201,191
Amortization of purchased technology	1,619	3,868	4,857	11,906
Total cost of sales	49,705	73,520	157,049	213,097
Gross margin	20,743	26,738	69,096	70,819
Research and development	10,031	11,896	31,678	37,593
Selling, general, and administrative	10,960	12,763	34,134	38,715
Intangible assets amortization	647	1,302	1,941	3,907
Restructuring charges (reversals), net	183	(23)	4,618	575
Income (loss) from operations	(1,078)	800	(3,275)	(9,971)
Interest expense	(598)	(1,042)	(1,784)	(3,916)
Interest income	177	605	828	2,555
Other income (expense), net	21	27	233	(105)
Income (loss) before income tax expense (benefit)	(1,478)	390	(3,998)	(11,437)
Income tax expense (benefit)	(646)	871	39,050	(739)
Net loss	($832)	($481)	($43,048)	($10,698)
Net loss per share:
Basic	($0.04)	($0.02)	($1.84)	($0.48)
Diluted (I)	($0.04)	($0.02)	($1.84)	($0.48)
Weighted average shares outstanding:
Basic	23,632	22,653	23,386	22,442
Diluted (I)	23,632	22,653	23,386	22,442

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units and convertible notes, as they are antidilutive.

(II) As adjusted due to the implementation of the cash conversion subsections of ASC topic 470-20 “Debt with Conversion and Other Options – Cash Conversion.”

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2009	2008 (I)
ASSETS
Current assets:
Cash and cash equivalents	$92,112	$73,980
Short-term investments	55,014	—
Settlement right (UBS)	7,350	—
Accounts receivable, net	37,037	45,551
Other receivables	5,145	1,090
Inventories, net	28,289	29,450
Other current assets	4,655	4,268
Deferred tax assets, net	1,393	10,297
Total current assets	230,995	164,636

Property and equipment, net	9,037	11,556
Intangible assets, net	12,991	19,804
Long-term investments, net	—	51,213
Settlement right (UBS)	—	11,071
Long-term deferred tax assets, net	15,281	45,864
Other assets	6,427	4,882
Total assets	$274,731	$309,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,359	$34,123
Accrued wages and bonuses	5,457	11,253
Deferred income	2,871	2,274
Line of credit	41,243	39,535
Other accrued liabilities	14,329	11,384
Total current liabilities	95,259	98,569
Long-term liabilities:
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	3,071	2,989
Total long-term liabilities	53,071	52,989
Total liabilities	148,330	151,558
Shareholders’ equity:
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 23,763 and 23,033 shares issued and outstanding at September 30, 2009 and December 31, 2008	256,142	245,748
Accumulated deficit	(134,795)	(91,747)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,553	4,326
Unrealized gain (loss) on hedge instruments	501	(859)
Total accumulated other comprehensive income	5,054	3,467
Total shareholders’ equity	126,401	157,468
Total liabilities and shareholders’ equity	$274,731	$309,026

(I) As adjusted due to the implementation of the cash conversion subsections of ASC topic 470-20 “Debt with Conversion and Other Options – Cash Conversion.”

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (I)	2009	2008 (I)
Cash flows from operating activities:
Net loss	($832)	($481)	($43,048)	($10,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,890	6,757	11,653	20,534
Inventory valuation allowance	618	1,395	2,623	2,872
Unrealized loss on UBS settlement right	1,208	-	3,721	-
Unrealized gain on ARS	(1,302)	-	(4,101)	-
Non-cash interest expense from debt	112	511	336	2,380
Deferred income taxes	(758)	838	180	(714)
Deferred tax valuation allowance	-	-	42,003	-
Canadian deferred tax foreign exchange benefit	-	-	(3,204)	-
Net loss on early extinguishment of debt	-	-	-	104
Stock-based compensation expense	1,989	2,378	6,705	7,426
Other	(141)	19	34	304
Changes in operating assets and liabilities:
Accounts receivable	2,949	6,650	8,514	21,284
Other receivables	(3,617)	976	(4,055)	683
Inventories	(2,367)	787	(966)	(11,122)
Other current assets	1,315	618	259	2,077
Accounts payable	4,246	(8,621)	(2,764)	(11,827)
Accrued wages and bonuses	(3,468)	(1,571)	(5,796)	608
Deferred income	(1,182)	(2,729)	597	(2,294)
Other accrued liabilities	(342)	(628)	2,185	1,607
Net cash provided by operating activities	2,318	6,899	14,876	23,224

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	200	-	300	10,025
Capital expenditures	(788)	(1,329)	(2,393)	(4,951)
Other	-	51	(42)	(280)
Net cash (used in) provided by investing activities	(588)	(1,278)	(2,135)	4,794

Cash flows from financing activities:
Financing costs	-	-	-	(2,539)
Proceeds from issuance of 2013 convertible senior notes	-	-	-	55,000
Purchase of capped call	-	-	-	(10,154)
Payments on capital lease obligation	(49)	(24)	(147)	(101)
Repurchase of 2023 convertible senior notes	-	(1)	-	(60,916)
Net settlement of restricted shares	(13)	(37)	(332)	(390)
Borrowings on line of credit	1,443	20,000	1,708	20,000
Proceeds from issuance of common stock	1,278	1,626	4,020	4,163
Net cash provided by financing activities	2,659	21,564	5,249	5,063

Effect of exchange rate changes on cash	126	(154)	142	73
Net increase in cash and cash equivalents	4,515	27,031	18,132	33,154
Cash and cash equivalents, beginning of period	87,597	56,645	73,980	50,522
Cash and cash equivalents, end of period	$92,112	$83,676	$92,112	$83,676

(I) As adjusted due to the implementation of the cash conversion subsections of ASC topic 470-20 “Debt with Conversion and Other Options – Cash Conversion.”

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
North America	$21,254	$33,140	$68,897	$87,071
Europe	16,619	37,274	61,558	109,526
Asia Pacific	32,575	29,844	95,690	87,319
Total	$70,448	$100,258	$226,145	$283,916

North America	30.2%	33.0%	30.5%	30.7%
Europe	23.6%	37.2%	27.2%	38.6%
Asia Pacific	46.2%	29.8%	42.3%	30.7%
Total	100.0%	100.0%	100.0%	100.0%

REVENUE BY PRODUCT GROUP (I)
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Next-generation Communications Networks Products	$21,653	$30,655	$73,574	$77,140
Traditional Communications Networks Products	32,246	48,368	107,631	148,038
Total Communications Networks Products	53,899	79,023	181,205	225,178
Medical Products	6,683	8,418	18,316	21,909
Other Commercial Products	9,866	12,817	26,624	36,829
Total Commercial Products	16,549	21,235	44,940	58,738
Total	$70,448	$100,258	$226,145	$283,916

Next-generation Communications Networks Products	30.7%	30.6%	32.5%	27.2%
Traditional Communications Networks Products	45.8%	48.2%	47.6%	52.1%
Total Communications Networks Products	76.5%	78.8%	80.1%	79.3%
Medical Products	9.5%	8.4%	8.1%	7.7%
Other Commercial Products	14.0%	12.8%	11.8%	13.0%
Total Commercial Products	23.5%	21.2%	19.9%	20.7%
Total	100.0%	100.0%	100.0%	100.0%

(I) During the first quarter of 2009, the Company changed the way in which it reports revenue to represent revenue by product group instead of revenue by market to better align with the Company's internal reporting.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (III)	2009	2008 (III)
GROSS MARGIN:
GAAP gross margin	$20,743	$26,738	$69,096	$70,819
(a) Amortization of acquired intangible assets	1,619	3,868	4,857	11,906
(b) Stock-based compensation	283	254	831	768
Non-GAAP gross margin	$22,645	$30,860	$74,784	$83,493
RESEARCH AND DEVELOPMENT:
GAAP research and development	$10,031	$11,896	$31,678	$37,593
(b) Stock-based compensation	(579)	(746)	(1,807)	(2,343)
Non-GAAP research and development	$9,452	$11,150	$29,871	$35,250
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$10,960	$12,763	$34,134	$38,715
(b) Stock-based compensation	(1,127)	(1,378)	(3,834)	(4,315)
Non-GAAP selling, general and administrative	$9,833	$11,385	$30,300	$34,400
INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	($1,078)	$800	($3,275)	($9,971)
(a) Amortization of acquired intangible assets	2,266	5,170	6,798	15,813
(b) Stock-based compensation	1,989	2,378	6,472	7,426
(c) Restructuring charges (reversals)	183	(23)	4,618	575
Non-GAAP income from operations	$3,360	$8,325	$14,613	$13,843
NET INCOME (LOSS):
GAAP net loss	($832)	($481)	($43,048)	($10,698)
(a) Amortization of acquired intangible assets	2,266	5,170	6,798	15,813
(b) Stock-based compensation	1,989	2,378	6,472	7,426
(c) Restructuring charges (reversals)	183	(23)	4,618	575
(d) Deferred tax asset valuation allowance charge	-	-	42,003	-
(e) Canadian deferred tax foreign exchange benefit	-	-	(3,204)	-
(f) Income tax effect of reconciling items	(154)	(1,562)	(335)	(4,889)
Non-GAAP net income	$3,452	$5,482	$13,304	$8,227

GAAP weighted average shares (diluted)	23,632	22,653	23,386	22,442
Dilutive equity awards included in Non-GAAP earnings per share	375	608	324	624
2013 convertible senior notes dilutive shares (I)	3,837	4,221	3,837	3,528
2023 convertible senior notes dilutive shares (II)	-	1,591	-	-
Non-GAAP weighted average shares (diluted) (I) (II)	27,844	29,073	27,547	26,594
GAAP net loss per share (diluted)	($0.04)	($0.02)	($1.84)	($0.48)
Non-GAAP adjustments detailed above	$0.17	$0.23	$2.35	$0.82
Non-GAAP net income per share (diluted) (I) (II)	$0.13	$0.21	$0.51	$0.34

(I) For the three and nine months ended September 30, 2008, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $321,000 and $810,000 respectively, related to dilutive equity shares underlying our 2013 convertible senior notes. For the three and nine months ended September 30, 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000 and $873,000, respectively, related to dilutive equity shares underlying the 2013 convertible senior notes.

(II) For the three months ended September 30, 2008, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $329,000. For the nine months ended September 30, 2008, 2.2 million as-if converted shares associated with the Company's 2023 convertible senior notes were excluded from the calculation as their effect would have been anti-dilutive.

(III) As adjusted due to the implementation of the cash conversion subsections of ASC topic 470-20 “Debt with Conversion and Other Options – Cash Conversion.”

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED SEPTEMBER 30, 2009
(Unaudited)

	Gross Margin	R&D	SG&A	Income from Ops	Income before tax	Effective Tax Rate
GAAP	29.4%	14.2%	15.6%	-1.5%	-2.1%	43.7%
(a) Amortization of acquired intangible assets	2.3	—	—	3.2	3.2	(30.8)
(b) Stock-based compensation	0.4	(0.8)	(1.6)	2.8	2.8	(27.1)
(c) Restructuring charges	—	—	—	0.3	0.3	(2.5)
Non-GAAP	32.1%	13.4%	14.0%	4.8%	4.2%	-16.7%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MCPD. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under the relevant GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities and the occurrence of such costs are infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Deferred tax asset valuation allowance: A full valuation allowance for the Company's U.S. deferred tax assets was triggered by a three year cumulative jurisdictional pre-tax book loss projected for years 2007, 2008, and 2009 based on a “more likely than not” standard under the applicable GAAP. In the future, if the Company determines that it is more likely than not to realize the net U.S. deferred tax assets, the Company would reverse the applicable portion of the previously recorded valuation allowance. The Company believes it is appropriate to exclude this charge from its non-GAAP financial measures, as it is a non-cash charge and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(e) Canadian deferred tax foreign exchange benefit: During the first quarter of 2009, the Company recorded a favorable tax benefit related to locking in a foreign exchange with Canadian tax authorities. This exchange rate will be used to value the Company’s historical Canadian dollar denominated deferred tax assets going forward. The Company believes it is appropriate to exclude this charge in its non-GAAP financial measures, as it is a non-cash benefit and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2009
	Low End	High End
GAAP net income (loss) (assumes tax rate of 10%)	($1.7)	$0.2
Stock-based compensation	2.1	2.1
Amortization of acquired intangible assets	2.3	2.3
Restructuring charges	0.2	0.2
Income tax effect of reconciling items	(0.5)	(0.5)
Total adjustments	$4.1	$4.1
Non-GAAP net income (assumes tax rate of 10%)	$2.4	$4.3

GAAP weighted average shares (diluted) (I)	23,800	24,200
Non-GAAP adjustment	4,200	3,800
Non-GAAP weighted average shares (diluted) (II)	28,000	28,000

GAAP net income (loss) per share (diluted) (I)	($0.07)	$0.01
Non-GAAP adjustments detailed above	0.17	0.15
Non-GAAP net income per share (diluted) (II)	$0.10	$0.16

(I) The effects of the 2013 convertible senior notes were excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

(II) The non-GAAP diluted weighted average shares outstanding includes the effects of the shares underlying the 2013 convertible senior notes, and as a result the diluted earnings per share calculation excludes the interest expense for the converts, net of tax. Total net interest expense added back to net income amounts to $291 thousand.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Quarter Ended December 31, 2009
	R&D	SG&A
GAAP	$10.2	$11.9
Stock-based compensation	(0.6)	(1.3)
Non-GAAP	$9.6	$10.6

CONTACT:
RadiSys Corporation
Brian Bronson, 503-615-1281
Chief Financial Officer
brian.bronson@radisys.com
or
Holly Stephens, 503-615-1321
Finance and Investor Relations Manager
holly.stephens@radisys.com